UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37508 (Commission File Number)	27-0395455 (I.R.S. Employer Identification Number)

2940 N. Highway 360
Grand Prairie, TX 75050
(972) 408-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amendment to Facility Agreement

On November 5, 2018, Neos Therapeutics, Inc. (the “Company”), Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (together, the “Lenders”) entered into a Second Amendment (the “Amendment”) to the Company’s existing Facility Agreement, (as amended, the “Agreement”) with the Lenders. The Company borrowed a principal amount of $60.0 million (the “Borrowings”) pursuant to the Agreement in May 2016.

Pursuant to the terms of the Amendment, the Company has agreed to pay $7.5 million in Borrowings upon completion of a proposed public offering (the “Offering”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The remaining $52.5 million of Borrowings is due as follows: $7.5 million on May 11, 2019, $15.0 million on May 11, 2020 (the “2020 Principal Payment”), $15.0 million on May 11, 2021 and $15.0 million on May 11, 2022; provided, that the 2020 Principal Payment due date shall be extended to May 11, 2021 or May 11, 2022 subject to achievement of certain revenue milestones set forth in the Amendment.  If all or any of the Borrowings are prepaid or required to be prepaid under the Agreement prior to December 31, 2021, then the Company shall pay, in addition to such prepayment and accrued interest thereon, a prepayment premium equal to 6.25% of the amount of principal prepaid.  Additionally, the Company shall pay all interest which, absent such prepayment, would have accrued on the principal prepaid through May 11, 2020 in connection with a prepayment due as a result of a change of control of the Company or through December 31, 2020 in connection with any other prepayment.  If such prepayment occurs after December 31, 2021 then no prepayment premium is due.

Pursuant to the Amendment, upon the effectiveness thereof, the Company will amend and restate its outstanding notes under the Agreement in the form of senior secured convertible notes (the “Convertible Notes”). Under the terms of the Amendment and the Convertible Notes, beginning on or about May 11, 2019, the Company will have the right to pay Borrowings and future interest in shares of Common Stock not to exceed 2,135,625 shares in the aggregate.  Additionally, the Lenders will have the right to convert the remaining Borrowings into shares of Common Stock not to exceed 3,796,668 shares in the aggregate (collectively, the “Conversion Shares”); provided, that the Lenders may only convert up to 50% of the remaining Borrowings on or before November 5, 2019.  The Lenders’ per share conversion price will be 95% (subject to adjustment as provided in the Convertible Notes) of the greater of (A) the average of the volume weighted average prices per share of the Common Stock on the NASDAQ Global Market for the three trading day period immediately preceding such conversion, and (B) $10.00 (subject to adjustment as provided in the Convertible Notes).  The Lenders’ right to convert the remaining Borrowings into shares of Common Stock is memorialized in the form of Convertible Notes to be issued to the Lenders upon effectiveness of the Amendment.

The effectiveness of the Amendment is subject to the satisfaction or waiver of certain conditions set forth therein, including the completion of the Offering.

Registration Rights Agreement

In connection with the Amendment and the issuance of the Convertible Notes pursuant thereto, the Company entered into a Registration Rights Agreement with the Lenders (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for sale the Conversion Shares within a specified time period following the issuance of the Convertible Notes.

The Lenders beneficially own less than 5% of the capital stock of the Company as of December 31, 2017, based on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2018.

The foregoing descriptions of the material terms of the Convertible Notes, the Amendment and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the form of Convertible Note, the Amendment and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.02.                                        Results of Operations and Financial Condition.

In connection with a proposed public offering of its Common Stock the Company intends to file a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-212809), filed with the SEC on August 1, 2016 and declared effective by the SEC on August 12, 2016.  The preliminary prospectus supplement describes certain elements of the Company’s business strategy and certain recent developments, including those set forth below.

Recent Developments

Financial Update

The Company’s cash, cash equivalents and short-term investments was approximately $16.6 at September 30, 2018, as compared to $50.4 million and $28.0 million at December 31, 2017 and June 30, 2018, respectively. In addition, the Company estimates that, for the three and nine months ended September 30, 2018, total net product revenues were $12.5 million and $34.6 million, respectively, which is an increase of 76.1% compared to $7.1 million for the three months ended September 30, 2017 and an increase of 93.3% compared to $17.9 million for the nine months ended September 30, 2017.  Further, the Company estimates that for the three months ended September 30, 2018, net revenue per pack for Adzenys XR-ODT and Cotempla XR-ODT was approximately $108 and $108, respectively, as compared to net revenue per pack for Adzenys XR-ODT and Cotempla XR-ODT of approximately $95 and $89, respectively, for the three months ended June 30, 2018.

This financial data as of and for the three and nine months ended September 30, 2018 is preliminary and may change, and is based on information available to management as of the date hereof and is subject to completion by management of the Company’s financial statements as of and for the quarter ended September 30, 2018.  The Company has provided estimates for preliminary revenues and revenue per unit described above primarily because its financial closing procedures for the quarter ended September 30, 2018 are not yet complete.  There can be no assurance that the Company’s final results of operations for this period or cash position as of September 30, 2018 will not differ from these estimates, including as a result of year-end closing and audit procedures or review adjustments and any such changes could be material.  The preliminary results of operations for the quarter ended September 30, 2018 are not necessarily indicative of the results to be achieved for any future period.

The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary financial data and accordingly do not express an opinion or any other form of assurance with respect thereto.  These results could change as a result of further review.  Complete quarterly results will be announced during the Company’s third quarter financial results conference call and included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its’ expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s financial data and intention to commence a public offering of its common stock. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, the Company’s commercialization strategy for Adzenys XR-ODT ®, Cotempla XR-ODT ®, Adzenys ER™, and other products that may be approved; the timing of such approval; the Company’s ability to market and sell Adzenys XR-ODT ®, Cotempla XR-ODT ®, Adzenys ER™, and any other products that may be approved; the Company’s ability to successfully compete in the market for medications indicated for ADHD; the manufacture of Adzenys XR-ODT ®, Cotempla XR-ODT ®, Adzenys ER™, or the Company’s other product candidates; the therapeutic potential of Adzenys XR-ODT ®, Cotempla XR-ODT ®, Adzenys ER™, or the Company’s other product candidates; and other risks set forth under the caption “Risk

Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s other subsequently filed SEC filings. the Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the section titled “Amendment to Facility Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act for the issuance of the Convertible Notes and expect to rely on such exemption or Section 3(a)(9) under the Securities Act for any issuance of Conversion Shares. In connection with the Lenders’ execution of the Amendment, each Lender represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased or to be purchased by the Lender were or will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution by the Lender of any portion of the Convertibles Notes or Conversion Shares, except pursuant to sales registered or exempted under the Securities Act.

Item 8.01.                                        Other Events.

The Company has reduced the size of the continuous offering by the Company under its Prospectus dated August 12, 2016 relating to the offering of its Common Stock pursuant to its sales agreement (the “Sales Agreement”) with Cowen & Company, LLC. Following the reduction, the Company is authorized to issue up to $7,825,113 of its Common Stock (inclusive of amounts previously sold thereunder prior to the date hereof). In addition, as of the date of this Current Report on Form 8-K, sales of the Company’s Common Stock under the Sales Agreement are currently suspended.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Promissory Note.

10.1

Second Amendment to Facility Agreement, dated as of November 5, 2018, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P. (including schedules and exhibits thereto).

10.2	Registration Rights Agreement, dated as of November 5, 2018, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	November 5, 2018
By:	/s/ Gerald McLaughlin
Title:	President and Chief Executive Officer